Exhibit 10.37

Confidential

AMENDMENT TO ENGAGEMENT LETTER

This amendment to the ENGAGEMENT LETTER (the “Amendment”) is made as of August 08, 2012 (the “Effective Date”) by and between Walker Digital, LLC, a Delaware limited liability company, of 2 High Ridge Park, Stamford, CT 06905 (the “Company”) and IP Navigation Group, LLC, a Texas limited liability company, of Chateau Plaza, 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201 (“IPNav”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Company and IPNav are parties to that certain Engagement Letter dated January 24, 2011 (the “Engagement Letter”); and

WHEREAS, the Parties wish to amend the Engagement Letter in certain respects;

NOW, THEREFORE, the Engagement Letter is amended as follows, effective as of the Effective Date;

1.	Capitalized terms shall have the meanings set forth in the Engagement Letter.

2.	Section 1 is hereby amended by inserting a new sub-section F, as follows:

“F. IPNav will provide strategic prosecution services for the IP Rights (the “Prosecution Services”), in accordance with Schedule 2.”

3.	Section 2.1 is hereby amended such that the reference to the twenty percent (20%) IPNav Fee shall be amended to twenty-two and a half percent (22.5%).

4.	Section 2.1 is hereby further amended by striking the following sentence in its entirety, “With respect to five currently pending cases (Walker Digital, LLC v. Capital One Services, LLC et al; Walker Digital, LLC v. Microsoft Corporation et al; Walker Digital, LLC v. Activision, Inc. et al; Walker Digital, LLC v. Facebook, Inc.; Walker Digital, LLC et al v. Multi-State Lottery Association), IPNav has agreed to reduce the IPNav Fee by up to seventy five (75%) percent (to a level of five (5%) percent) if the Company is not successful in renegotiating its fee arrangement with counsel in these cases, with the exact amount of such reduction to be established by the Company designee at its sole discretion.”

5.	Section 2.1 is hereby further amended by inserting the following at the end of the section:

“Company shall not be obligated to pay an IPNav Fee for the Gross Consideration received by Company in connection with Walker Digital LLC, et al v. Multi-State Lottery Association, 10 Civ 1113 (Dist. DE).”

6.	Section 2.2(A) is hereby amended such that the original reference to the twenty percent (20%) Major Transaction Fee shall be amended to twenty two and a half percent (22.5%).

7.	Section 2.2 is hereby further amended by inserting a new sub-section B, as follows:

“Notwithstanding the above, if the Major Transaction is a sale or disposition of an IP Right, the Company shall pay IPNav an amount equal to twenty percent (20%) of the Gross Major Transaction Consideration.”

8.	The Parties hereby agree that the modifications to the IPNav Fees, as set forth herein, shall apply with respect to Gross Consideration collected on or after the Effective Date and continuing throughout the Term of the Engagement Letter.

9.	A new Schedule 2 is hereby added, as follows:

Schedule 2 - Strategic Prosecution Services

IPNav will provide strategic prosecution services for the IP Rights. These services will consist of coordinating activities with prosecution and reexamination counsel of the Company’s choosing and will include (i) coordinating with counsel to improve pending continuations for the IP Rights, (ii) coordinating with counsel to identify additional possible continuations for the IP Rights and (iii) coordinating with counsel to prepare for and develop strategies to respond to any possible post-grant prosecution activity concerning the IP Rights, e.g., reexamination, review, reissue, etc. In the event of any post-grant prosecution activity concerning the IP Rights, the Company will be provided with pre-negotiated rates for strategic prosecution services for this activity at the time the Company receives notification of such activity, and the Company will determine whether or not to utilize such services at the pre-negotiated rates.

10.	Except as set forth herein, all terms and conditions of the Engagement Letter, shall remain in full force and effect.

In Witness Whereof, the Parties have caused this Amendment to be executed effective as of the Effective Date by their respective duly authorized representatives.

Walker Digital, LLC		IP Navigation Group, LLC

By:		By:

Name:	Jon Ellenthal	Name:	Erich Spangenberg

Title:	Authorized Person	Title:	Chairman